Exhibit 4.103

Equitable Mortgage Over Shares

in

Ourgame International Holdings Limited

31 January, 2014

Sonic Force Limited

Elite Vessels Limited

(as Mortgagors)

and

CMC ACE HOLDINGS LIMITED

KongZhong Corporation

(as Mortgagees)

This Equitable Mortgage is made on January 31, 2014

Between:

(1)	Sonic Force Limited (威音有限公司), a company incorporated in the British Virgin Islands, the registered office of which is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (the “Mortgagor 1”);

(2)	Elite Vessels Limited, a company incorporated in the British Virgin Islands, the registered office of which is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands (the “Mortgagor 2”, and together with Mortgagor 1, the “Mortgagors”);

(3)	CMC ACE HOLDINGS LIMITED, a company incorporated with limited liability in the Cayman Islands, whose registered office is at c/o Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Mortgagee 1 ”); and

(4)	KongZhong Corporation, a company incorporated with limited liability in the Cayman Islands, whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. (the “Mortgagee 2,” and together with Mortgagee 1, the “Mortgagees”).

Whereas:

Pursuant to the Shareholders Agreement or the Subscription Agreement (as defined below), the Mortgagors has agreed to enter into this equitable mortgage over shares in the Company.

It is agreed as follows:

1	Definitions and Interpretation

1.1	In this Mortgage (except where the context otherwise requires) words and expressions shall have the same meanings assigned to them as defined in the Shareholders Agreement or the Subscription Agreement and the following words and expressions shall have the following meanings:

“Business Day”	means any day which is not a Saturday or Sunday or a public holiday in Hong Kong, the People’s Republic of China, the Cayman Islands and the British Virgin Islands;

“Company”	means OURGAME INTERNATIONAL HOLDINGS LIMITED, an exempted company incorporated with limited liability in the Cayman Islands (with registration number 283325 ), whose registered office is at P.O Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands;

“Enforcement Notice”	means an enforcement notice served by the Mortgagees on the Mortgagors pursuant to Clause 7;

“Event of Default”	means if the Founders and the FounderCos fail to purchase from the Mortgagees of its Put Shares in full or fail to pay the Put Amount in full to the Mortgagees as provided in Section 6.2.4 of the Shareholders Agreement, or if the obligations of the Founder Co 1A and Founder Co2 under the Call Right of the Shareholders Agreement that have not been remedied (or is not capable of being remedied) within 5 Business Days after notice thereof;

“Initial Shares”	means the securities listed in Schedule 1 which are all registered in the name of the Mortgagors;

“Liability”	means any liability, damage, loss, cost, claim or expense of any kind or nature;

“Memorandum and Articles”	means the amended and restated memorandum and articles of association of the Company, as amended, restated, and/or supplemented from time to time;

“Mortgaged Shares”	means the Initial Shares now or at any time in the future beneficially owned by the respective Mortgagors and all rights, benefits and advantages now or at any time in the future deriving from or incidental to any of the Mortgaged Shares including:

(a) all dividends, interest and other income paid or payable in relation to any Mortgaged Shares, other than the Special Dividends enjoyed by the Mortgagors; and

(b) all shares, securities, rights, monies or other property accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option or otherwise in respect of any Mortgaged Shares (including but not limited to proceeds of sale)

“Put Right”	Means the rights that the Mortgagees are entitled to pursuant to Clause 6.2 of the Shareholders Agreement;

“Receiver”	has the meaning given to it in Clause 9;

“Secured Obligations”	means all and any obligations of the Mortgagors to the Mortgagees pursuant to the Put Right and the Call Right under the Shareholders Agreement or otherwise and references to the Secured Obligations include references to any part of them;

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“Security Interest”	means any mortgage, charge, pledge, lien, encumbrance, right of set off or any security interest, howsoever created or arising;

“Shareholders Agreement”	means the shareholders agreement dated January 31, 2014 between, among others, the Company, the Mortgagees and the Founders (as defined therein); and

“Subscription Agreement”	means the subscription agreement dated January 31, 2014 between the Company and the Mortgagees.

1.2	In this Mortgage:

(a)	any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Mortgage;

(b)	the clause headings are included for convenience only and shall not affect the interpretation of this Mortgage;

(c)	use of the singular includes the plural and vice versa;

(d)	use of any gender includes the other gender;

(e)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

(f)	references to this Mortgage or any other document or agreement (including without limitation the Shareholders Agreement) are to be construed as references to this Mortgage or such other document as varied in any manner from time to time, even if changes are made to the composition of the parties to this Mortgage or such other document.

1.3	If any conflict arises between the covenants and undertakings in this Mortgage and the corresponding covenants and undertakings in the Shareholders Agreement, the covenants and undertakings given in the Shareholders Agreement shall prevail.

1.4	Expressions defined in the Companies Law of the Cayman Islands as in effect from time to time (and not redefined in this Mortgage) shall have the same meanings in this Mortgage, except that the expression “company” shall include a body corporate established outside the Cayman Islands.

1.5	The Recitals and Schedules form part of this Mortgage and shall have effect as if set out in full in the body of this Mortgage and any reference to this Mortgage includes the Recitals and Schedules.

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2	Security

2.1	The Mortgagors hereby mortgage to the Mortgagees jointly by way of a first equitable mortgage as a continuing security for the discharge of the Secured Obligations, the Mortgaged Shares.

2.2	The Mortgagors hereby charge to the Mortgagees jointly by way of first fixed charge as a continuing security for the discharge of the Secured Obligations, all of its right, title, interest and benefit present and future in, to and under the Mortgaged Shares.

2.3	Any receipt, release or discharge of any security interest created by this Mortgage or of any Liability arising under this Mortgage shall be given by the Mortgagees in accordance with the provisions of this Mortgage. Where such receipt, release or discharge relates to only part of the Secured Obligations such receipt, release or discharge shall not prejudice or affect any other part of the Secured Obligations nor any of the rights and remedies of the Mortgagees under this Mortgage nor any of the obligations of the Mortgagors under this Mortgage.

2.4	Upon the earlier of: (i) the unconditional and irrevocable discharge of all Secured Obligations and (ii) immediately prior to the listing of the shares of the Company on the Stock Exchange of Hong Kong Limited or any other internationally recognised stock exchange mutually acceptable to the parties, the Mortgagees shall on request by the Mortgagors release the Mortgaged Shares from the security interests and discharge the obligations of the Mortgagors within one (1) Business Day, each created by this Mortgage.

2.5	The Mortgagees shall, following the release of the security interest and discharge of the obligations of the Mortgagors created by this Mortgage, provide written confirmation of such release and discharge to each Mortgagor by way of a deed of release and return the original share certificates in respect of the Initial Shares and the blank, signed and undated transfer forms in respect of the Initial Shares as delivered pursuant to Clause 3.

3	Covenants by the Mortgagors

Each of the Mortgagors covenants that, for so long as any Secured Obligations remain outstanding:

3.1	Each Mortgagor shall make available final form of item (a) below (unsigned but bearing seal of the Company) and final form of item (b) below (unsigned) for inspection at Completion and deliver the following within three (3) Business Days after Completion Date (as defined in the Subscription Agreement) deliver to CMC Ace Holdings Limited:

(a)	the original duly signed and sealed share certificate in respect of 57,549,680 shares registered in the name of Elite Vessels Limited; and

(b)	a blank, signed and undated transfer form in respect of the Initial Shares in the form set out in Schedule 2 and Schedule 3 duly signed by such Mortgagor on the condition that the number of shares to be transferred thereunder (to be filled in by the Mortgagees) shall not be more than the number of shares then owned by such Mortgagor.

3.2	Each Mortgagor shall make available final form of item (a) below (unsigned but bearing seal of the Company) and final form of item (b) below (unsigned) for inspection at Completion and deliver the following within three (3) Business Days after Completion Date (as defined in the Subscription Agreement) deliver to KongZhong Corporation:

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(a)	the original duly signed and sealed share certificate in respect of the 51,391,864 shares registered in the name of Sonic Force Limited (威音有限公司); and

(b)	a blank, signed and undated transfer form in respect of the Initial Shares in the form set out in Schedule 2 and Schedule 3 duly signed by such Mortgagor on the condition that the number of shares to be transferred thereunder (to be filled in by the Mortgagees) shall not be more than the number of shares then owned by such Mortgagor.

3.3	it shall, for as long as any Secured Obligations remain outstanding, immediately and from time to time deposit with the Mortgagees:

(a)	all original share certificates and any other documents of title relating to the Mortgaged Shares (which, for the avoidance of doubt, includes all share certificates and other documents of title relating to any shares in the Company acquired by the Mortgagors after the date of this Mortgage); and

(b)	blank, signed and undated transfers in respect of all Mortgaged Shares other than the Initial Shares in the form set out in Schedule 2 as and when any further shares in the Company are acquired by the respective Mortgagors.

3.4	it shall not, except with the prior written consent of the Mortgagees:

(a)	create, or agree or attempt to create, or permit to subsist over all or part of the Mortgaged Shares (or any interest therein) any Security Interest (except as may be created under this Mortgage) or any trust over any of the Mortgaged Shares whether ranking prior to, pari passu with or behind the security contained in this Mortgage;

(b)	sell, assign, lease, license or sub-license, grant any interest in the Mortgaged Shares or any interest therein or attempt or agree to surrender or so dispose (other than in accordance with this Mortgage);

(c)	permit any person other than the Mortgagors or the Mortgagees or the Mortgagees’ nominee or nominees to be registered as, or become the holder of, the Mortgaged Shares; or

(d)	exercise any voting or other rights in a way which may prejudice the value of the Mortgaged Shares or otherwise jeopardise the security constituted by this Mortgage over them.

3.5	it shall procure that the Register of Members of the Company is located and maintained at the registered office of the Company in the Cayman Islands;

3.6	at any time after the occurrence of an Event of Default and an Enforcement Notice has been served, it shall exercise all voting and other rights and powers which may at any time be exercisable by the holder of the Mortgaged Shares as the Mortgagees may in its absolute discretion direct;

3.7	it shall not take or accept any Security Interest from the Company or, in relation to the Secured Obligations, from any third party, without first obtaining the Mortgagees’ written consent;

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3.8	unless directed in writing to do so by the Mortgagees it shall not prove in a liquidation or winding up of the Company until all the Secured Obligations are paid in full and if directed to prove by the Mortgagees (or if the Mortgagors otherwise receive any payment or other benefit in breach of this Clause or Clause 3.6) the Mortgagors shall hold all monies received by it on trust for the Mortgagees to satisfy the Secured Obligations; and

3.9	it shall, within ten (10) Business Days after execution of this Mortgage, at its own expense, enter into its Register of Charges such particulars regarding the charge created by this Mortgage as are specified in section 162 of the BVI Business Companies Act, 2004 (as the same may be amended from time to time) (the “BC Act”), submit a copy of such revised Register of Charges to its registered agent in the British Virgin Islands to keep at its registered office in the British Virgin Islands and for application to be made by its registered agent for such charge to be registered by the Registrar of Corporate Affairs pursuant to Section 163(1) of the BC Act and the Certificates of Registration issued by the Registrar of Corporate Affairs shall be delivered to the Mortgagees within twenty-eight (28) Business Days after execution of this Mortgage.

4	Covenants by the Mortgagees

4.1	Notwithstanding anything to the contrary in this Mortgage, the Mortgagees shall in good faith use their reasonable endeavour and take every reasonable action and shall not omit to take any reasonable action, where it relates to this Mortgage, to facilitate the application of initial public offering by the Company to the Hong Kong Stock Exchange as contemplated by the Company.

5	Representations and Warranties by the Mortgagors

Each of the Mortgagors represents and warrants to the Mortgagees and undertakes that:

5.1	Each Mortgagor is the absolute legal and beneficial owner of all the Initial Shares free of all Security Interests, encumbrances, trusts, equities and claims whatsoever (save those under this Mortgage) and that all of the Initial Shares are fully paid up;

5.2	the Initial Shares represent all the shares issued by the Company registered in the name of the Mortgagors;

5.3	it is duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated and has and will at all times have the necessary power to enter into and perform its obligations under this Mortgage and has duly authorised the execution and delivery of this Mortgage and the performance of its obligations hereunder;

5.4	this Mortgage constitutes its legal, valid, binding and enforceable obligation and is a first priority security interest over the Mortgaged Shares effective in accordance with its terms;

5.5	the execution, delivery, observance and performance by the Mortgagors of this Mortgage will not require the Mortgagors to obtain any licences, consents or approvals and will not result in any violation of any law, statute, ordinance, rule or regulation applicable to it;

5.6	it has obtained all the necessary authorisations and consents to enable it to enter into this Mortgage and the necessary authorisations and consents will remain in full force and effect at all times during the subsistence of the security constituted by this Mortgage; and

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5.7	the execution, delivery, observance and performance by the Mortgagors of the Mortgage will not constitute an event of default or trigger any enforcement under any Security Interest in the Mortgagors’ assets nor will it result in the creation of any Security Interest over or in respect of the present or future assets of the Company.

5.8	the Company is not a land holding corporation for the purposes of Land Holding Companies Share Transfer Tax Law of the Cayman Islands.

6	Power of Attorney

6.1	The Mortgagors, by way of security for the performance of its obligations under this Mortgage and the Shareholders Agreement, hereby irrevocably appoints the Mortgagees (whether or not a Receiver or administrator has been appointed) and any Receiver separately to be their attorney (with full power to appoint substitutes and to delegate) with power in their names and on their behalf, and as its act and deed or otherwise at any time and from time to time, to:

(a)	give proper effect to the intent and purposes of this Mortgage;

(b)	give any instruction under the rules and practices of any relevant system;

(c)	At any time after the occurrence of an Event of Default, enable or assist in any way in the exercise of any right or the enforcement thereof including any power of sale of the Mortgaged Shares (whether arising under this Mortgage or implied by statute or otherwise); and

(d)	perform any other act of any description,

which may be required of the Mortgagors under this Mortgage or may be deemed by such attorney necessary or desirable for any purpose of this Mortgage or to constitute, enhance or perfect the security intended to be constituted by them or to convey or transfer legal ownership of any Mortgaged Shares, provided that unless and until the Mortgagees shall have served an Enforcement Notice the Mortgagees may not do anything pursuant to this appointment.

6.2	Each of the Mortgagors ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

7	Enforcement Notice

7.1	The Mortgagees may at any time after the occurrence of an Event of Default serve an Enforcement Notice on the Mortgagors. Unless and until the occurrence of an Event of Default and the Mortgagees shall have served an Enforcement Notice:

(a)	the Mortgagors shall be entitle to exercise all voting rights attaching to the Mortgaged Shares or any thereof for all purposes not inconsistent with the purposes of this Mortgage, any of the Secured Obligations, and of the Shareholders Agreement; and

(b)	the Mortgagors shall be entitled to receive and retain any and all dividends paid in respect of the Mortgaged Shares or any thereof.

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7.2	The Mortgagors shall, following the service of an Enforcement Notice, sign, seal, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Mortgagees may, in its absolute discretion, at any time and from time to time specify for enabling or assisting the Mortgagees:

(a)	to perfect or improve its title to and security over the Mortgaged Shares;

(b)	to vest the Mortgaged Shares in the Mortgagees or its nominee or nominees;

(c)	to procure that the Mortgagees or its nominee or nominees is registered in the Register of Members of the Company in respect of the Mortgaged Shares;

(d)	to exercise (or enable its nominee or nominees to exercise) any rights or powers attaching to the Mortgaged Shares;

(e)	to sell or dispose of the Mortgaged Shares; and/or

(f)	otherwise to enforce any of the rights of the Mortgagees under or in connection with this Mortgage.

8	Mortgagees’ Rights as to Shares

If the Mortgagees shall have served an Enforcement Notice, the Mortgagees shall, without prejudice to any other right or remedy available hereunder or under applicable law, forthwith become entitled:

8.1	solely and exclusively to exercise all voting rights attaching to the Mortgaged Shares or any thereof and shall exercise such rights in such manner as the Mortgagees may in its absolute discretion determine ; and/or

8.2	solely and exclusively to exercise all other rights and/or powers and/or discretions of the Mortgagors in, to and under the Mortgaged Shares pursuant to the memorandum and articles of association of the Company; and/or

8.3	to receive and retain all dividends and other distributions made on or in respect of the Mortgaged Shares or any thereof and any such dividends and other distributions received by the Mortgagors after such time shall be held in trust by the Mortgagors for the Mortgagees and be paid or transferred to the Mortgagees on demand to be applied towards the discharge of the Secured Obligations; and/or

8.4	without notice to, or further consent or concurrence by, the Mortgagors to sell the Mortgaged Shares or any part thereof by such method, at such place and upon such terms as the Mortgagees may in its absolute discretion determine, with power to postpone any such sale and in any such case the Mortgagees may exercise any and all rights attaching to the Mortgaged Shares as the Mortgagees in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights; and/or

8.5	to date and deliver the documents delivered to it pursuant to this Mortgage hereof as it considers appropriate and to take all steps to register the Mortgaged Shares in the name of the Mortgagees or its nominee or nominees and to assume control as registered owner of the Mortgaged Shares.

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9	Receiver

9.1	At any time after the service of an Enforcement Notice, each of the Mortgagees may by writing without notice to the Mortgagors appoint one or more person or persons as the Mortgagees think fit to be a receiver (the “Receiver”) in relation to the Mortgaged Shares. Where the Mortgagees appoint two or more persons as Receiver, the Receivers may act jointly or independently.

9.2	The Mortgagees may remove any Receiver it appoints, and appoint another person or other persons as Receiver or Receivers, either in the place of a Receiver it has removed, or who has otherwise ceased to act, or to act jointly with a Receiver or Receivers.

9.3	If at any time any two or more persons hold office as Receivers of the same assets or income, such Receivers may act jointly and/or severally so that each one of such Receivers shall be entitled (unless the contrary is stated in any instrument(s) appointing them) to exercise all the powers and discretions hereby conferred on Receivers individually and to the exclusion of the other or others of them.

9.4	Every such appointment or removal, and every delegation, appointment or removal by the Mortgagees in the exercise of any right to delegate its powers or to remove delegates, may be made in writing under the hand of any officer of the Mortgagees.

9.5	Every Receiver shall have all the powers of the Mortgagees in this Mortgage and, without prejudice to the foregoing, shall have the following powers:

(a)	power to take possession of, collect and get in any of the Mortgaged Shares and, for that purpose, to take such proceedings as may seem to him to be expedient;

(b)	without notice to, or further consent or concurrence by, any Mortgagor to sell or otherwise dispose of any of the Mortgaged Shares by such method, at such place and upon such terms as a Receiver may in its absolute discretion determine, with power to postpone any such sale and in any such case a Receiver may exercise any and all rights attaching to the Mortgaged Shares as the Receiver in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights;

(c)	power to raise or borrow money and grant security over any of the Mortgaged Shares;

(d)	power to appoint attorneys or accountants or other professionally qualified persons to assist him in the performance of his functions;

(e)	power to bring or defend any action or other legal proceedings in the name of and on behalf of the Mortgagors in respect of the Mortgaged Shares;

(f)	power to do all acts and execute in the name and on behalf of the Mortgagors any document or deed in respect of the Mortgaged Shares;

(g)	power to make any payment which is necessary or incidental to the performance of his functions;

(h)	power to make any arrangement or compromise on behalf of the Mortgagors in respect of the Mortgaged Shares;

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(i)	power to rank and claim in the insolvency or liquidation of the Company and to receive dividends and to accede to trust deeds for the creditors of the Company;

(j)	power to present or defend a petition for the winding up of the Company; and

(k)	power to do all other things incidental to the exercise of the foregoing powers.

9.6	The Receiver shall be the agent of the Mortgagors and the Mortgagors shall be jointly responsible for his acts and defaults and jointly liable on any contracts made, entered into or adopted by the Receiver. The Mortgagees shall not be liable for the Receiver’s acts, omissions, negligence or default, nor be liable on contracts entered into or adopted by the Receiver.

9.7	In making any sale or other disposal of any of the Mortgaged Shares in the exercise of their respective powers, the Receiver or the Mortgagees may accept by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations including, without limitation, consideration fluctuating according to or dependent upon a profit or turnover and consideration the amount of which is to be determined by a third party. Any such consideration may be receivable in a lump sum or by instalments.

9.8	Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Mortgagees (or, failing such agreement, to be conclusively fixed by the Mortgagees) commensurate with the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with the current practice of such Receiver or his firm.

9.9	To the fullest extent permissible under law, the Mortgagees may exercise any right or power that the Receiver may exercise in relation to the enforcement of this Mortgage.

10	Other powers exercisable by the Mortgagees

10.1	All powers of the Receiver conferred by this Mortgage may be exercised by the Mortgagees after this Mortgage has become enforceable.

10.2	The Mortgagees shall have no Liability or responsibility to the Mortgagors arising out of the exercise or non-exercise of the powers conferred on it by this Clause.

10.3	The Mortgagees need not enquire as to the sufficiency of any sums received by it in respect of any debt or claim so assigned to it or make any claim or take any other action to collect in or enforce them.

11	Application of Monies by the Mortgagees or a Receiver

11.1	The Mortgagees (and any Receiver) shall apply the monies received by it as a result of the enforcement of the security:

(a)	firstly, in payment or satisfaction of the expenses related to enforcement of this security (including without limitation the fees and expenses of the Receiver);

(b)	secondly, in meeting claims of the Mortgagees in respect of the Secured Obligations;

(c)	thirdly, in payment of the balance (if any) to the Mortgagors or persons entitled to it.

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11.2	The Mortgagees shall not be liable for any loss or damage occasioned by:

(a)	any sale or disposal of the Mortgaged Shares or an interest in the Mortgaged Shares;

(b)	arising out of the exercise, or failure to exercise, any of its powers under this Mortgage;

(c)	any neglect or default to pay any instalment or accept any offer or notify the Mortgagors of any such neglect or default; or

(d)	any other loss of whatever nature in connection with the Mortgaged Shares.

11.3	The Mortgagees may, at any time after demand and until the irrevocable and unconditional discharge of all Secured Obligations, place and keep to the credit of a suspense account any money received or realised by the Mortgagees by virtue of this Mortgage. The Mortgagees shall have no intermediate obligation to apply such money in or towards the discharge of any Secured Obligations.

12	Protection of the Mortgagees and Receiver

12.1	Neither the Mortgagee nor any Receiver shall be liable in respect of any Liability which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise, any of their respective powers under or by virtue of this Mortgage.

12.2	Without prejudice to the generality of Clause 12.1, neither the Mortgagees nor any Receiver shall be liable to account as mortgagee in possession or otherwise for any sum not actually received by it or him respectively. If and whenever the Mortgagees enter into possession of any Mortgaged Shares, it shall be entitled at any time at its discretion to go out of possession.

13	Protection of Purchasers

13.1	No purchaser from, or other person dealing with, the Mortgagees or any Receiver shall be concerned to enquire whether any of the powers which the Mortgagees have exercised or purported to exercise has arisen or become exercisable, or whether this Mortgage has become enforceable, or whether a Receiver has been validly appointed, or whether any event or cause has happened to authorise the Mortgagees or a Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power, and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

13.2	The receipt of the Mortgagees shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any money paid to or by the direction of the Mortgagees.

14	Continuing Security and Non-Merger

14.1	The security constituted by this Mortgage shall be continuing and shall not be considered as satisfied or discharged by any intermediate settlement of the whole or any part of the Secured Obligations or any other matter or thing whatsoever and shall be binding until all the Secured Obligations have been unconditionally and irrevocably discharged in full.

14.2	This Mortgage is in addition to and shall not merge with or otherwise prejudice or affect any banker’s lien, right to combine and consolidate accounts, right of set-off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Mortgagees.

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15	Costs

The Mortgagors shall on demand pay to the Mortgagees the amount of all costs and expenses and other liabilities (including stamp duty, and reasonable legal and out of pocket expenses) which the Mortgagees incurs in connection with the enforcement of this Mortgage.

16	Variation and Amendment

This Mortgage shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Shareholders Agreement and no variation of this Mortgage shall be valid unless it is in writing and signed by or on behalf of each of the parties.

17	Assignment

The Mortgagors shall not be entitled to assign or transfer any of its rights, benefits or obligations hereunder without the prior written consent of the Mortgagees.

17.1	The Mortgagees may assign or otherwise transfer the whole or any part of the benefit of this Mortgage to any person to whom all or any part of its rights, benefits and obligations under the Shareholders Agreement are assigned or transferred and the expression “the Mortgagees” wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of the Mortgagees, who shall be entitled to enforce and proceed upon this Mortgage in the same manner as if named herein. The Mortgagees shall be entitled to disclose any information concerning the Mortgagors to any such assignee or other successor or any participant or proposed assignee, successor or participant.

18	Forbearance, severability, variations and consents

18.1	All rights, powers and privileges under this Mortgage shall continue in full force and effect, regardless of the Mortgagees exercising, delaying in exercising or omitting to exercise any of them.

18.2	No provision of this Mortgage shall be avoided or invalidated by reason only of one or more other provisions being invalid or unenforceable.

18.3	Any provision of this Mortgage which is or becomes illegal, invalid or unenforceable shall be ineffective only to the extent of such illegality, invalidity and unenforceability, without invalidating the remaining provisions of this Mortgage.

18.4	No variation of this Mortgage shall be valid and constitute part of this Mortgage, unless such variation shall have been made in writing and signed by the Mortgagees or by all Parties.

18.5	Save as otherwise expressly specified in this Mortgage, any consent of the Mortgagees may be given absolutely or on any terms and subject to any conditions as the Mortgagees may determine in its entire discretion.

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19	Entire Agreement

This Mortgage and the Shareholders Agreement constitute the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this Mortgage.

20	Further Assurance

The Mortgagors shall promptly execute all documents and do all things that the Mortgagees may specify for the purpose of:

(a)	securing and perfecting its security over or title to all or any of the Mortgaged Shares; and/or

(b)	enabling the Mortgagees to vest all or part of the Mortgaged Shares in its name or in the names of its nominee(s), agent or any purchaser,

including the execution and delivery of all assignments, transfers, mortgages, charges, notices, instructions and such other documents as the Mortgagees may in its discretion think fit.

21	Notices

21.1

(a)	All notices, requests, waivers and other communications made pursuant to this Mortgage shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth below in this Clause 21.1, upon receipt of confirmation of error-free transmission; (c) when sent by electronic mail at the email address set forth in Clause 21.1(b), upon receipt by sender of confirmation of receipt from recipient, provided that such electronic mail shall be deemed to have been duly given to the relevant recipient on the date that the sender sends out such electronic mail to the recipient if such recipient has actually received the electronic mail but fails to deliver to the sender the confirmation of receipt; (d) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Clause 21.1(b); or (e) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Clause 21.1(b) with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

(b)	Mortgagors:

Sonic Force Limited (威音有限公司), Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands

Elite Vessels Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands

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Mortgagees:

CMC ACE HOLDINGS LIMITED, c/o Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands

KongZhong Corporation, P.O. Box 309, Ugland House, KY1-1104, Grand Cayman, Cayman Islands.

21.2	Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Clause 21 by giving, the other party written notice of the new address in the manner set forth above.

22	Miscellaneous

22.1	No delay or omission on the part of the Mortgagees in exercising any right or remedy under this Mortgage shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Mortgage of that or any other right or remedy.

22.2	The Mortgagees’ rights powers and remedies under this Mortgage are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as the Mortgagees deems expedient.

22.3	Any waiver by the Mortgagees of any terms of this Mortgage or any consent or approval given by the Mortgagees under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given.

22.4	If at any time any one or more of the provisions of this Mortgage is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Mortgage nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

22.5	Any statement, certificate or determination of the Mortgagees as to the Secured Obligations or (without limitation) any other matter provided for in this Mortgage shall, in the absence of manifest error, be conclusive and binding on the Mortgagors.

22.6	Waiver of Defences: The Mortgagors shall be deemed to be a principal debtor and the sole, original and independent obligor for the Secured Obligations and the Security Interest created by this Mortgage shall be deemed to be a principal security for the Secured Obligations. The Liability of the Mortgagors under this Mortgage shall not be discharged, impaired or otherwise affected by any circumstance, act, omission, matter or thing which but for this provision might operate to reduce, release, prejudice or otherwise exonerate the Mortgagors from its obligations under the Shareholders Agreement in whole or in part, including without limitation and whether or not known to the Mortgagors, the Mortgagees or any other person any variation (however fundamental and whether or not involving any increase in the Liability of the Mortgagors) or replacement of any Shareholders Agreement or any other document or security so that the Mortgagors’ obligations under this Mortgage remain in full force and effect and that this Mortgage shall be construed accordingly as if there were no such circumstance, act, omission, matter or thing.

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22.7	This Mortgage shall automatically terminate and without force and effect immediately after the completion of the sale of the Management Vehicle Shares (as defined in the Shareholders Agreement) according to the terms of the Waive Agreement.

23	Law and Jurisdiction

23.1	This Mortgage is governed by, and shall be construed in accordance with, the laws of the Cayman Islands.

23.2	The Mortgagors irrevocably agree for the exclusive benefit of the Mortgagees that the courts of the Cayman Islands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Mortgage and for such purposes irrevocably submits to the jurisdiction of such courts.

23.3	The Mortgagees shall not be prevented from taking proceedings relating to a dispute in any other jurisdiction. To the extent allowed by law, the Mortgagees may take concurrent proceedings in any number of jurisdictions.

24	Counterparts

This Mortgage may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

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Schedule 1

Name of each Mortgagor	Amount or number of Initial Shares	Description of Shares

Sonic Force Limited (威音有限公司)	51,391,864	Ordinary shares of US$0.00005 par value in the Company, a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Elite Vessels Limited	57,549,680	Ordinary shares of US$0.00005 par value in the Company, a Cayman Islands exempted company of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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Schedule 2

Share Transfer

The Undersigned, Elite Vessels Limited, (the “Transferor”), for value received does hereby transfer to [                    ] of [                              ] (the “Transferee”), [         ] shares standing in its name in the undertaking called Ourgame International Holdings Limited to hold the same unto the Transferee.

Signed by the Transferor acting by:

Dated this [ ] day of [ ] 201[ ]

Signed by the Transferee acting by:

Dated this [ ] day of [ ] 201[ ]

Schedule 3

Share Transfer

The Undersigned, Sonic Force Limited (威音有限公司), (the “Transferor”), for value received does hereby transfer to [        ] of [                             ] (the “Transferee”), [        ] shares standing in its name in the undertaking called Ourgame International Holdings Limited to hold the same unto the Transferee.

Signed by the Transferor acting by:

Dated this [ ] day of [ ] 201[ ]

Signed by the Transferee acting by:

Dated this [ ] day of [ ] 201[ ]

This Mortgage has been executed by each Mortgagor as a deed and signed by the Mortgagees and it shall take effect on the date stated at the beginning of this Mortgage.

The Mortgagors

Sonic Force Limited (威音有限公司))
Executed and Delivered as a	)
Deed by	)	Director
(pursuant to a resolution of its Board	)
of Directors) acting by:	)	January 31, 2014
)

Elite Vessels Limited
Executed and Delivered as a	)
Deed by	)	Director
(pursuant to a resolution of its Board	)
of Directors) acting by:	)	January 31, 2014

The Mortgagee

Signed by	)
For and on behalf of	)
CMC ACE HOLDINGS LIMITED	)	Authorised Signatory
)
)

KongZhong Corporation

 __________________________

Authorised Signatory